Exhibit 99.1

SAFETY ANNOUNCES FIRST QUARTER 2020 RESULTS AND DECLARES SECOND QUARTER 2020 DIVIDEND

Boston, Massachusetts, May 6, 2020.  Safety Insurance Group, Inc. (NASDAQ:SAFT) today reported first quarter 2020 results.

During this challenging time, Safety Insurance Group, Inc. (“the Company”) has taken many actions that address the health and well-being of our employees while still serving the needs of our agents and insureds. Beginning in March 2020, the global pandemic associated with the novel coronavirus COVID-19 (“COVID-19”) and related economic conditions caused significant economic effects including temporary closures of many businesses and reduced consumer activity due to shelter-in-place, stay-at-home and other governmental actions. This, in turn, caused significant market volatility and as a result the Company experienced investment losses driven by the impact of changes in fair value on the Company's equity investments.

The COVID-19 pandemic has led to a significant amount of insurance related regulatory activity. At the state level, legislative efforts have largely focused on bills related to coverage of business interruption claims and policyholder premium relief. Currently, legislation is being pursued in more than a half a dozen states, including Massachusetts, which would mandate that insurers provide business interruption coverage to small businesses for COVID-19, even if this coverage would not otherwise be applicable based on policy language.

COVID-19 did not have a material effect on our premium revenues for the first quarter of 2020. Early in the second quarter of 2020, the Company announced the Safety Personal Auto Relief Credit, a 15% policyholder credit applied to each personal auto policy for the months of April and May. Although the pandemic has resulted in fewer cars on the road, there was not a material impact to loss and loss adjustment expenses incurred during the three months ended March 31, 2020.

Net loss for the quarter ended March 31, 2020 was $2.0 million, or $0.13 per diluted share, compared to net income of $29.9 million, or $1.95 per diluted share, for the comparable 2019 period. The decrease is driven by the change in unrealized gains and losses on equity investments.  For the quarter ended March 31, 2020, a decrease of $30.0 million for the change in unrealized gains on equity investments was recognized within (loss) income before income taxes, compared to an increase of $11.8 million recognized in the comparable 2019 period. Non-generally accepted accounting principles (“non-GAAP”) operating income, as defined below, for the quarter ended March 31,  2020 was $1.57 per diluted share, compared to $1.36 per diluted share, for the comparable 2019 period.

Safety’s book value per share decreased to $49.78 at March 31, 2020 from $52.55 at December 31, 2019,  primarily due to changes in accumulated other comprehensive income, dividends paid to shareholders and the purchase of treasury shares during the quarter.  During the three months ended March 31, 2020, the Company purchased 143,292 shares on the open market under the previously disclosed program at a cost of $10.4 million, or an average cost of $72.93 per share.  Safety paid $0.90 per share in dividends to investors during the quarter ended March 31, 2020 compared to $0.80 per share in dividends to investors during the quarter ended March 31, 2019. Safety paid $3.40 per share in dividends to investors during the year ended December 31, 2019.

Direct written premiums for the quarter ended March 31,  2020 decreased  by $6.1 million, or 3.0%, to $197.3 million from $203.4 million for the comparable 2019 period. The decrease is primarily in our commercial automobile line of business and is a result of changes made by Commonwealth Automobile Reinsurers (“CAR”) to eligibility requirements which impacted the number of policies that we handle as a Servicing Carrier to the ceded pool. This resulted in a commensurate decrease in ceded written premium to and assumed from these programs. Net written premiums for the quarter ended March 31, 2020 decreased by $1.0 million, or 0.5%, to $188.9 million from $189.9 million for the comparable 2019 period. Net earned premiums for the quarter ended March 31, 2020 increased by $3.3 million, or 1.8%, to $197.8 million from $194.5 million for the comparable 2019 period.

For the quarter ended March 31,  2020, loss and loss adjustment expenses incurred decreased by $5.3 million, or  4.2%, to $120.7 million from $126.0 million for the comparable 2019 period. The decrease is primarily due to favorable winter weather related activity in 2020. Loss, expense, and combined ratios for the quarter ended March 31,  2020 were 61.0%,  31.9%, and 92.9%, respectively, compared to 64.8%,  31.1%, and 95.9%, respectively, for the comparable 2019 period. Total prior year favorable development included in the pre-tax results for the quarter ended March 31,  2020 was $9.6 million compared to $12.0 million for the comparable 2019 period.

Net investment income for the quarter ended March 31, 2020 decreased by $1.1 million, or 8.9%, to $10.7 million from $11.8 million for the comparable 2019 period.  The decrease is a result of fixed maturity amortization resulting from prepayment activity on certain residential mortgage-backed securities.  Net effective annualized yield on the investment portfolio for the quarter ended March 31, 2020 was 3.1% compared to 3.5% for the comparable 2019 period. Our duration was 3.2 years at March 31, 2020 compared to 3.3 years at December 31, 2019.

On March 17, 2020, the Company borrowed $30.0 million from the FHLB-Boston out of an abundance of caution due to market uncertainty caused by COVID-19. The cash is still held at March 31, 2020 and is presented as an offset to the Other Liabilities financial statement line-item, which represents outstanding claim checks.

Today, our Board of Directors approved and declared a $0.90 per share quarterly cash dividend on its issued and outstanding common stock, payable on June 15, 2020 to shareholders of record at the close of business on June 1, 2020.

Non-GAAP Measures

Management has included certain non-GAAP financial measures in presenting the Company’s results. Management believes that these non-GAAP measures better explain the Company’s results of operations and allow for a more complete understanding of the underlying trends in the Company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“GAAP”). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Non-GAAP operating income and non-GAAP operating income per diluted share consist of our GAAP net income adjusted by the net realized losses on investments,  net impairment losses on investments, changes in net unrealized gains on equity investments, credit loss expense and taxes related thereto. For the quarter ended March 31, 2020, a decrease of $30.0 million for the change in unrealized gains on equity investments was recognized within (loss) income before income taxes, compared to an increase of $11.8 million recognized in the comparable 2019  period. Net (loss) income and (loss) earnings per diluted share are the GAAP financial measures that are most directly comparable to non-GAAP operating income and non-GAAP operating income per diluted share, respectively. A reconciliation of the GAAP financial measures to these non-GAAP measures is included in the financial highlights below.

About Safety:    Safety Insurance Group, Inc., based in Boston, MA, is the parent of Safety Insurance Company, Safety Indemnity Insurance Company, and Safety Property and Casualty Insurance Company.  Operating exclusively in Massachusetts, New Hampshire, and Maine, Safety is a leading writer of property and casualty insurance products, including private passenger automobile, commercial automobile, homeowners, dwelling fire, umbrella and business owner policies.

Additional Information:  Press releases, announcements, U. S. Securities and Exchange Commission (“SEC”) Filings and investor information are available under “About Safety,” “Investor Information” on our Company website located at www.SafetyInsurance.com.  Safety filed its December 31,  2019 Form 10-K with the SEC on February 28,  2020 and urges shareholders to refer to this document for more complete information concerning Safety’s financial results.

Contacts:

Safety Insurance Group, Inc.

Office of Investor Relations

877-951-2522

InvestorRelations@SafetyInsurance.com

Cautionary Statement under "Safe Harbor" Provision of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Safety may from time to time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “aim,” “projects,” or words of similar meaning and expressions that indicate future events and trends, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”.  All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements.

Forward-looking statements are not guarantees of future performance.  By their nature, forward-looking statements are subject to risks and uncertainties.  There are a number of factors, many of which are beyond our control, that could cause actual future conditions, events, results or trends to differ significantly and/or materially from historical results or those projected in the forward-looking statements.  These factors include but are not limited to:

•	The competitive nature of our industry and the possible adverse effects of such competition;
•	Conditions for business operations and restrictive regulations in Massachusetts;
•	The possibility of losses due to claims resulting from severe weather;
•	The possibility that the Commissioner of Insurance may approve future Rule changes that change the operation of the residual market;
•	Our possible need for and availability of additional financing, and our dependence on strategic relationships, among others;
•

The effects of emerging claim and coverage issues on the Company’s business are uncertain, and court decisions or legislative or regulatory changes that take place after the Company issues its policies, including those taken in response to COVID-19 (such as requiring insurers to cover business interruption claims irrespective of terms or other conditions included in the policies that would otherwise preclude coverage), can result in an unexpected increase in the number of claims and have a material adverse impact on the Company's results of operations;

•

The impact of COVID-19 and related risks, including on the Company's employees, agents or other key partners, could materially affect the Company's results of operations, financial position and/or liquidity; and

•

Other risks and factors identified from time to time in our reports filed with the SEC, such as those set forth under the caption “Risk Factors” in our Form 10-K for the year ended December 31,  2019 filed with the SEC on February 28,  2020.

We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.  You should carefully consider the possibility that actual results may differ materially from our forward-looking statements.

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	March 31,	December 31,
	2020	2019
	(Unaudited)
Assets
Investments:
Fixed maturities, available for sale, at fair value (amortized cost: $1,159,859 and $1,192,357, allowance for expected credit losses of $2,510 at March 31, 2020)	$1,165,455	$1,228,040
Equity securities, at fair value (cost: $153,359 and $151,121)	149,888	177,637
Other invested assets	41,881	37,278
Total investments	1,357,224	1,442,955
Cash and cash equivalents	41,567	44,407
Accounts receivable, net of allowance for credit losses of $334 at March 31, 2020	189,671	193,369
Receivable for securities sold	1,067	1,784
Accrued investment income	9,152	8,404
Taxes recoverable	—	1,003
Receivable from reinsurers related to paid loss and loss adjustment expenses	14,039	11,319
Receivable from reinsurers related to unpaid loss and loss adjustment expenses	121,337	122,372
Ceded unearned premiums	30,191	35,182
Deferred policy acquisition costs	72,132	74,287
Deferred income taxes	6,001	—
Equity and deposits in pools	30,004	29,791
Operating lease right-of-use-assets	34,256	33,998
Other assets	24,078	23,798
Total assets	$1,930,719	$2,022,669

Liabilities
Loss and loss adjustment expense reserves	$608,693	$610,566
Unearned premium reserves	428,291	442,219
Accounts payable and accrued liabilities	55,911	75,016
Payable for securities purchased	4,343	6,377
Payable to reinsurers	2,446	12,911
Deferred income taxes	—	5,717
Taxes payable	543	—
Debt	30,000	—
Operating lease liabilities	34,256	33,998
Other liabilities	4,127	27,459
Total liabilities	1,168,610	1,214,263

Shareholders’ equity
Common stock: $0.01 par value; 30,000,000 shares authorized; 17,732,359 and 17,662,779 shares issued	177	177
Additional paid-in capital	204,064	202,321
Accumulated other comprehensive income, net of taxes	6,404	28,190
Retained earnings	645,691	661,553
Treasury stock, at cost: 2,422,862 and 2,279,570 shares	(94,227)	(83,835)
Total shareholders’ equity	762,109	808,406
Total liabilities and shareholders’ equity	$1,930,719	$2,022,669

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended March 31,
	2020	2019

Net earned premiums	$197,895	$194,491
Net investment income	10,710	11,751
Earnings from partnership investments	1,339	835
Net realized losses on investments	(631)	(164)
Change in net unrealized gains on equity investments	(29,988)	11,801
Net impairment losses on investments (a)	—	(220)
Credit loss expense	(2,510)	—
Finance and other service income	4,229	4,085
Total revenue	181,044	222,579

Losses and loss adjustment expenses	120,746	126,027
Underwriting, operating and related expenses	63,082	60,434
Interest expense	47	22
Total expenses	183,875	186,483

(Loss) income before income taxes	(2,831)	36,096
Income tax (benefit) expense	(841)	6,150
Net (loss) income	$(1,990)	$29,946

(Loss) earnings per weighted average common share:
Basic	$(0.13)	$1.97
Diluted	$(0.13)	$1.95

Cash dividends paid per common share	$0.90	$0.80

Number of shares used in computing earnings per share:
Basic	15,230,784	15,140,804
Diluted	15,347,083	15,305,785

(a) No portion of the other-than-temporary impairments recognized in the period indicated were included in Other Comprehensive Income for the period ended March 31, 2019.

Reconciliation of Net (Loss) Income to Non-GAAP Operating Income

Net (loss) income	$(1,990)	$29,946
Exclusions from net (loss) income:
Net realized losses on investments	631	164
Change in net unrealized gains on equity investments	29,988	(11,801)
Net impairment losses on investments	-	220
Credit loss expense	2,510	-
Income tax (benefit) expense on exclusions from net income	(6,957)	2,398
Non-GAAP operating income	$24,182	$20,927

Net (loss) income per diluted share	$(0.13)	$1.95
Exclusions from net (loss) income:
Net realized losses on investments	0.04	0.01
Change in net unrealized gains on equity investments	1.95	(0.77)
Net impairment losses on investments	-	0.01
Credit loss expense	0.16	-
Income tax (benefit) expense on exclusions from net income	(0.45)	0.16
Non-GAAP operating income per diluted share	$1.57	$1.36

Safety Insurance Group, Inc. and Subsidiaries

Additional Premium Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2020	2019
Written Premiums
Direct	$197,346	$203,387
Assumed	7,978	8,245
Ceded	(16,366)	(21,694)
Net written premiums	$188,958	$189,938

Earned Premiums
Direct	$210,151	$207,308
Assumed	9,102	9,315
Ceded	(21,358)	(22,132)
Net earned premiums	$197,895	$194,491